Exhibit 4.1

PANDORA MEDIA, INC.

AND

CITIBANK, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

January 31, 2019

1.75% Convertible Senior Notes Due 2023

FIRST SUPPLEMENTAL INDENTURE, dated as of January 31, 2019 (this “Supplemental Indenture”), between Pandora Media, Inc., a Delaware corporation (the “Company”), and Citibank, N.A., a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of June 1, 2018 (the “Original Indenture”), between the Company and the Trustee.

WHEREAS, the Company has heretofore executed and delivered the Original Indenture, pursuant to which the Company issued its 1.75% Convertible Senior Notes Due 2023 (the “Notes”);

WHEREAS, Sirius XM Radio Inc. (“Sirius”), on behalf of the Company, has solicited consents (each a “Consent” and collectively the “Consents”) of Holders to the amendments of the Original Indenture and to the Notes set forth in Article II of this Supplemental Indenture (the “Amendments”) upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated January 18, 2019, as amended, including by the Supplement thereto dated January 31, 2019 (together, the “Consent Solicitation Statement”);

WHEREAS, Section 10.02 of the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, Sirius has received and delivered to the Company and the Trustee written evidence of the Consents from Holders of more than a majority of the outstanding aggregate principal amount of the Notes to effect the Amendments;

WHEREAS, the Board of Directors of the Company by resolutions adopted on January 17, 2019 has duly authorized, on behalf of the Company, this Supplemental Indenture;

WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Officers’ Certificate and an Opinion of Counsel as contemplated by Section 10.05 of the Original Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has satisfied all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms.

WITNESSETH:

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS

Section 1.1.     Definitions in the Supplemental Indenture. Unless otherwise specified herein or the context otherwise requires:

(a)     a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;

(b)     the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular;

(c)     unless otherwise stated, a reference to a Section or Article is to a Section or Article of this Supplemental Indenture; and

(d)     Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.2.     Definitions in the Original Indenture.

(a)     The Original Indenture is hereby amended and supplemented by adding the following additional definitions to Section 1.01 of the Original Indenture in the appropriate alphabetical order:

“Notes Trading Price” shall have the meaning specified in Section 18.03.

“Special Repurchase” shall have the meaning specified in Section 18.01.

“Special Repurchase Date” shall have the meaning specified in Section 18.01.

“Special Repurchase Event” shall have the meaning specified in Section 18.03.

“Special Repurchase Notice” shall have the meaning specified in Section 18.01.

“Special Repurchase Price” shall have the meaning specified in Section 18.01.

“Transactions” shall have the meaning specified in Section 4.05.

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ARTICLE II
AMENDMENTS TO THE ORIGINAL INDENTURE

Section 2.1.     The Original Indenture is hereby amended as follows:

(a)     Section 4.05 of the Original Indenture is hereby amended and restated in full to read as follows:

“Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as an entity; for the avoidance of doubt, this Section 4.05 shall not prohibit the Company from consummating the transactions (the “Transactions”) contemplated under the Agreement and Plan of Merger and Reorganization, dated as of September 23, 2018, among Sirius XM Holdings Inc., White Oaks Acquisition Corp., Pandora Media, Inc., Sirius XM Radio Inc., Billboard Holding Company, Inc. and Billboard Acquisition Sub, Inc., including the Company’s conversion to a limited liability company or other organizational form.”

(b)     The Original Indenture is hereby amended to insert a new Section 4.10 to read as follows and the corresponding change shall be made to the Original Indenture’s Table of Contents:

“Section 4.10. Transactions Permitted. Notwithstanding any other provision of this Indenture, the Transactions and the consummation thereof are, for the avoidance of doubt, permitted under and not prohibited by this Indenture and shall not result in any Default or Event of Default under this Indenture.”

(c)     The Original Indenture is hereby amended to insert a new Article 18 to read as follows and the corresponding change shall be made to the Original Indenture’s Table of Contents:

“ARTICLE 18

Special Repurchase of Notes at Option of Holders

Section 18.01. Special Repurchase at Option of Holders. (a) Each Holder shall have the right at any time following the date of the consummation of the Transactions until the Maturity Date, at such Holder’s option, to require the Company to repurchase (any such repurchase, a “Special Repurchase”), on one or more occasions, for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or a multiple thereof, on the date (the “Special Repurchase Date”) that is 5 Business Days following the date of receipt by the Company of a Special Repurchase Notice delivered in accordance with Section 18.01(b) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Special Repurchase Date (the “Special Repurchase Price”), unless the Special Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Special

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Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 18.

(b)     Repurchases of Notes under this Section 18.01 shall be made, at the option of the Holder thereof, upon:

(i)     the delivery to the Company and the Paying Agent by a Holder of a duly completed notice (the “Special Repurchase Notice”) in the form attached to the Indenture as Exhibit B, if the Notes are Physical Notes, and in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case within the 10 Business Day period immediately after the last day of the 10 consecutive Trading Day period related to the relevant Special Repurchase Event; and

(ii)     delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Special Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Special Repurchase Price therefor, together with such other documentation the Company may deem necessary in connection with any such Special Repurchase.

The Special Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)          that a Special Repurchase Event has occurred (and shall include evidence of the occurrence of such Special Repurchase Event reasonably satisfactory to the Company);

(ii)          in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(iii)          the portion of the principal amount of Notes to be repurchased, which if repurchased in part, must be $1,000 or a multiple thereof; and

(iv)          that the Notes are to be repurchased by the Company pursuant to Article 18 of this Indenture;

provided, however, that if the Notes are Global Notes, the Special Repurchase Notice must also comply with appropriate Depositary procedures.

18.02. Deposit of Special Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the relevant Special Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the Special Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment

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for Notes surrendered for repurchase will be made on the later of (i) the Special Repurchase Date (provided the Holder has satisfied the conditions in Section 18.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 18.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the sum of (1) the Special Repurchase Price and (2) if applicable, accrued and unpaid interest, in each case, in respect of all of the Notes to be so repurchased on such Special Repurchase Date.

(b)     If by 11:00 a.m. New York City time, on the Special Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Special Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Special Repurchase Price and, if applicable, accrued and unpaid interest).

(c)     Upon surrender of a Note that is to be repurchased in part pursuant to Section 18.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

18.03. Certain Definitions in Respect of the Special Repurchase at Option of Holders. For purposes of this Article 18:

A “Special Repurchase Event” shall have occurred if, on at least 3 Trading Days during any 10 consecutive Trading Day period following the date of the consummation of the Transactions, the Notes Trading Price is less than 100% of the principal amount thereof.

The “Notes Trading Price” means, on any date of determination, the secondary market bid quotation obtained by any Holder delivering a Special Repurchase Notice for at least $1,000,000 principal amount of Notes on such determination date from an independent nationally recognized securities dealer.”

(d)     The Original Indenture is hereby amended to insert a new Exhibit B in the form attached as “Exhibit B” hereto and the corresponding change shall be made to the Original Indenture’s Table of Contents.

ARTICLE III

MISCELLANEOUS

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Section 3.1.     Operativeness of Amendments. This Supplemental Indenture will become effective immediately upon its execution and delivery by the parties hereto but the Amendments set forth in Article II of this Supplemental Indenture will not become operative unless and until the Consent Fee (as defined in the Consent Solicitation Statement) with respect to the Notes is paid in accordance with the terms and conditions of the Consent Solicitation Statement.

Section 3.2.     Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 3.3.     Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 3.4.     Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 3.5.     Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

PANDORA MEDIA, INC.

By:	/s/ Naveen Chopra
Name: Naveen Chopra
Title: Chief Financial Officer

CITIBANK, N.A., as Trustee

By:	/s/ Danny Lee
Name: Danny Lee
Title: Senior Trust Officer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

EXHIBIT B

[FORM OF SPECIAL REPURCHASE NOTICE]

To: Pandora Media, Inc.

To: Citibank, N.A.

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window—Pandora Media, Inc.

The undersigned registered owner of the Notes set forth below, in accordance with and subject to Article 18 of the Indenture dated as of June 1, 2018, between Pandora Media, Inc. (the “Company,” which term includes any successor entity under the Indenture) and Citibank, N.A. (the “Trustee”), together with all amendments and supplements thereto (the “Indenture”), hereby represents and warrants that a Special Repurchase Event has occurred (and has attached evidence in support thereof in Annex I hereto) and therefore requests and instructs the Company to pay to the undersigned in accordance with Section 18.01 of the Indenture (1) the entire principal amount of such Holder’s Notes set forth below, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Special Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Special Repurchase Date. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

DESCRIPTION OF NOTES FOR REPURCHASE
Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)*	Aggregate Principal Amount of Certificate(s)**	Principal Amount to be Repurchased**

*       Need not be completed by Holders whose Notes are held of record by depositories.

**     Must be an integral of $1,000. Unless otherwise indicated in the column labeled “Principal Amount to be Repurchased,” the Holder will be deemed to have elected repurchase in respect of the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount of Certificate(s).”

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.